1940 Act File No. 811-10421

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM N-1A


                             REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940
                                 AMENDMENT NO. 9


                       BBH Common Settlement Fund II, Inc.
               (Exact Name of Registrant as Specified in Charter)

                        40 Water Street, Boston, MA 02109
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (800) 625-5759

                                 John A. Nielsen
                        140 Broadway, New York, NY 10005
                     (Name and Address of Agent for Service)
                (Notices Should be Sent to the Agent for Service)

                                    Copy to:
                         John E. Baumgardner, Jr., Esq.
                               Sullivan & Cromwell
                   125 Broad Street, New York, New York 10004



Pursuant to Rule 8b-23, Registrant wishes to incorporate by reference Items 1-2 and 4-9 of Part A, Part B and Part C. Each of which were previously filed by the Registrant under Rule 8b-16 as Amendment No. 7 on October 24, 2003.










BBH COMMON SETTLEMENT II FUND
-------------------------------------------------------------------------------
Supplement to Offering Circular dated October 24, 2003.


Under the heading entitled "FEES AND EXPENSES OF THE FUND," the current fee table shall be deleted and replaced with the following:

      FEES AND EXPENSES OF THE FUND

      The tables below describe the fees and expenses (1) that a shareholder may pay if that shareholder invests in BBH ComSet (SM) II.

                                SHAREHOLDER FEES
                (Fees paid directly from a shareholder's account)

      Maximum Sales Charge (Load)
      Imposed on Purchases                                        None
      Maximum Deferred Sales Charge (Load)                        None
      Maximum Sales Charge (Load)
      Imposed on Reinvested Dividends                             None
      Redemption Fee                                              None
      Exchange Fee                                                None

                         ANNUAL FUND OPERATING EXPENSES
                (Expenses that are deducted from Fund assets as a
                        percentage of average net assets)

      Other Expenses
            Administration Fee                              0.05%
            Other Fees                                      0.13% (2)
                                                            ------
      Total Annual Fund Operating Expenses                  0.18%
                                                            ======

(1) The expenses shown for BBH ComSet (SM) II include the expenses of the Portfolio.

(2) The expense payment agreement is a contractual arrangement which limits the total annual fund operating expenses to 0.18%. Included in the expense payment agreement is a management fee of 0.10% and a Shareholder Servicing/Eligible Institution fee of 0.05%.


                                                                  April 23, 2004


Brown Brothers Harriman
140 Broadway
New York, NY 10005
Cusip 05527N 102














                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, BBH Common Settlement Fund II, Inc. has duly caused this amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on the 23rd day of April, 2004.

                     BBH COMMON SETTLEMENT FUND II, INC.
                     By: /s/ JOHN A. NIELSON
                     (John A. Nielson, President)

BBH U.S. Money Market Portfolio (the "Portfolio") has duly caused this amendment to the Registration Statement of BBH Common Settlement Fund II, Inc. to be signed on its behalf by the undersigned, thereto duly authorized in the City of Pittsburgh and Commonwealth of Pennsylvania on the 23rd day of April, 2004.

                     BBH U.S. MONEY MARKET PORTFOLIO
                     By: /s/ JOHN A. NIELSON
                     (John A. Nielson, President)

Pursuant to the requirements of the Investment Company Act of 1940, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated above.

SIGNATURE                                                   TITLE

/s/ JOHN A. NIELSON                 President, Principal Exective Officer
(John A. Nielson)

/s/ JOSEPH V. SHIELDS, JR.          Trustee
(Joseph V. Shields, Jr.)

/s/ RICHARD L. CARPENTER            Trustee
(Richard L. Carpenter)

/s/ EUGENE P. BEARD                 Trustee
(Eugene P. Beard)

/s/ DAVID P. FELDMAN                Trustee
(David P. Feldman)

/s/ J. ANGUS IVORY                  Trustee
(J. Angus Ivory)

/s/ ALAN G. LOWY                    Trustee
(Alan G. Lowy)

/s/ ARTHUR D. MILTENBERGER          Trustee
(Arthur D. Miltenberger)

/s/ MICHAEL D. MARTINS              Treasurer, Principal Financial
(Michael D. Martins)                Officer and Principal
                                    Accounting Officer